Greektown Holdings, L.L.C. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

February 14, 2014

Greektown Holdings, L.L.C. Reports Fourth Quarter and Full Year 2013 Financial Results

DETROIT, February 14, 2014 – Greektown Holdings, L.L.C. (“Greektown” or the “company”) today reported financial results for its fourth quarter and full year ended December 31, 2013.

•	Net revenues for the three months ended December 31, 2013 were $71.5 million compared to $76.9 million for the same quarter of 2012, a decrease of 7.1%.

•	Net loss for the quarter was $9.7 million compared to $9.5 million a year ago, inclusive of $36.4 million of fourth quarter 2013 income resulting from the reversal of the company’s deferred tax liability associated with the previously-announced restructuring, and the resulting $42.1 million impairment of the company’s goodwill.

•	Adjusted EBITDA(1) decreased to $12.4 million in the fourth quarter of 2013 from $15.3 million in the same quarter of 2012, exclusive of the $42.1 million goodwill impairment during the fourth quarter of 2013.

•	For the year ended December 31, 2013, the company generated net revenues of $305.8 million, net loss of $30.9 million and Adjusted EBITDA(1) of $56.0 million, compared to net revenues of $331.7 million, net loss of $23.8 million and Adjusted EBITDA(1) of $75.9 million for the year ended December 31, 2012.

Cash and cash equivalents were $37.2 million at December 31, 2013, compared to $49.4 million at December 31, 2012. The company’s borrowing capacity under its existing revolving credit facility was approximately $28.6 million at December 31, 2013. As of February 14, 2014, the company has $20.6 million of borrowing capacity. The company has engaged an investment bank and expects to begin discussions with investors relating to potential refinancing transactions in the near term that, subsequent to the refinancing, could result in additional secured indebtedness of the company. The company can provide no assurance that any refinancing transactions will occur.

The company’s management has identified various strategic initiatives which are expected to result in cost savings and operational efficiencies, as well as enhanced guest experience and additional revenue opportunities. Management believes that these initiatives, which have commenced and will continue to be implemented throughout 2014, would have resulted in a run-rate impact of approximately $10-$15 million of additional EBITDA for the year ended December 31, 2013. Additionally, the company intends to commence a significant renovation of its casino, which will result in improvements to the floorplan, gaming equipment, amenities and overall guest experience. The company expects to invest approximately $125-$150 million to complete these renovations over 18-24 months from the time of commencement. The renovation is subject to available debt and equity financing and operating cash flows, and the company can provide no assurance that it will be completed within the expected time frame or at all.

In February 2014, the Board of Directors approved the sale of the company’s Fort Street and Brush Street parking garages and two surface lots to affiliates of our owner, consistent with the receipt of a third party fairness opinion. The total proceeds are anticipated to be approximately $25 million.

"Under new, local ownership and with a cohesive approach to reinvestment, Greektown’s operational and physical opportunities are substantial,” said Mark Dunkeson, president and chief operating officer of Rock Gaming LLC, the casino-hotel’s operator. “I am proud to be leading the Greektown team through this process and confident in our continued progress," he said.

1

(1) EBITDA (earnings before interest, taxes, depreciation and amortization and other income/expense) and Adjusted EBITDA are measurements not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Adjusted EBITDA represents EBITDA adjusted to eliminate (i) a refund of prior year use taxes, (ii) goodwill impairment charges, (iii) ownership transition and termination benefit expenses and (iv) certain costs, fees and expenses related to a prior proposed refinancing of our Senior Secured Notes. EBITDA and Adjusted EBTIDA are supplemental financial measures used by management, as well as industry analysts, to evaluate our operations. However, EBITDA and Adjusted EBITDA should not be construed as alternatives to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner. As a result, the company’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

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About Greektown Holdings, L.L.C.

Greektown Holdings, L.L.C.  owns and operates, through its subsidiaries, Greektown Casino-Hotel. Located in downtown Detroit's historic Greektown Entertainment District, Greektown Casino-Hotel opened in November 2000 as the state’s third commercial casino. Greektown Casino-Hotel expanded its gaming floor and developed a modern 400-room, 30-story hotel in February 2009. The urban casino employs 1,800 team members and features 2,850 slot machines, 50 table games, and a poker room, along with three restaurants, a five-outlet food court, two bars and a VIP players’ lounge.  Greektown Casino-Hotel has also partnered with 14 local restaurants to offer fine dining rewards to guests. For more information, visit www.greektowncasino.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown and the expected results of Greektown’s cost savings and operational efficiencies and their run-rate impact on EBITDA. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of our new projects will be realized. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:

Rock Gaming LLC

Jennifer Kulczycki

313-373-3033

jenniferkulczycki@rock-gaming.com

Investor Contact:

Greektown Holdings, L.L.C.

Glen Tomaszewski

Senior Vice President, Chief Financial Officer and Treasurer

313-223-2999, ext. 5467

gtomaszewski@greektowncasino.com

2

Greektown Holdings, L.L.C.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	Successor	Predecessor
	December 31,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$ 37,237	$ 49,442
Accounts receivable – gaming, less allowance for doubtful accounts of $220 and $236 in 2013 and 2012, respectively	628	710
Accounts receivable – other, less allowance for doubtful accounts of $178 and $163 in 2013 and 2012, respectively	1,548	1,397
Inventories	432	458
Prepaid expenses	5,415	3,902
Prepaid Michigan Gaming Control Board annual fee	9,280	9,104
Prepaid municipal service fees	3,362	3,411
Deposits	175	1,632
Total current assets	58,077	70,056

Property, building, and equipment, net	335,805	342,417

Other assets:
Financing fees - net of accumulated amortization of $8,530 in 2012	152	8,235
Deposits and other assets	30	30
Casino development rights	177,700	117,800
Trade names - net of accumulated amortization of $2,130 in 2013	12,070	26,300
Rated player relationships - - net of accumulated amortization of $2,655 and $34,500 in 2013 and 2012, respectively	15,045	34,500
Goodwill	81,011	110,252

Total assets	$ 679,890	$ 709,590

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	10,003	17,503
Accrued interest	25,202	25,125
Accrued expenses and other liabilities	11,436	9,858
Current portion of revolving credit facility	3,000	3,000
Total current liabilities	49,641	55,486

Long-term liabilities:
Other accrued income taxes	9,460	9,165
Leasehold liability	1,929	–
Revolving credit facility, less current portion	9,750	12,000
Senior secured notes - net	403,592	371,843
Obligation under capital lease	4,693	2,472
Deferred income taxes	–	16,821
Total long-term liabilities	429,424	412,301

Total liabilities	479,065	467,787

Shareholders' equity:
Series A-1 preferred stock at $0.01 par value;
1,688,268 shares authorized, 1,463,535 shares issued and outstanding at December 31, 2012	–	185,396
Series A-2 preferred stock at $0.01 par value;
645,065 shares authorized, 162,255 shares issued and outstanding at December 31, 2012	–	20,551
Series A-1 preferred warrants at $0.01 par value;
202,511 shares issued and outstanding at December 31, 2012	–	25,651
Series A-2 preferred warrants at $0.01 par value;
460,587 shares issued and outstanding at December 31, 2012	–	58,342
Series A-1 common stock at $1,045.00 par value;
4,354,935 shares authorized, 152,054 shares issued and outstanding at December 31, 2012	–	1
Series A-2 common stock at $0.01 par value; 645,065 shares authorized, no shares issued	–	–
Additional paid-in capital	–	14,429
Accumulated deficit	–	(62,567)
Membership interest	200,825	–
Total Greektown Superholdings, Inc. shareholders' equity/membership interest	200,825	241,803
Total liabilities and shareholders' equity /membership interest	$ 679,890	$ 709,590

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Greektown Holdings, L.L.C.
Consolidated Statements of Cash Flows
(In Thousands)

	Successor	Predecessor
	Nine Months Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
	2013	2013	2012
Operating activities
Net loss	$ (19,731)	$ (11,155)	$ (23,795)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,516	7,595	32,264
Amortization of finance fees and accretion of (premium)/discount on senior notes	(8,358)	2,007	7,540
Goodwill impairment	42,055	–	–
Deferred income taxes	(33,414)	1,682	6,727
Stock based compensation	871	198	777
Changes in current assets and liabilities:
Accounts receivable - gaming	(8)	90	24
Accounts receivable - other	114	(265)	(181)
Inventories	5	21	(60)
Prepaid expenses	(3,105)	1,465	1,357
Deposits	1,457	-	(1)
Accounts payable	(4,697)	(2,803)	(1,121)
Accrued interest	12,524	(12,447)	62
Accrued expenses and other liabilities	(3,209)	10,106	503
Net cash provided by (used in) operating activities	3,020	(3,506)	24,096

Investing activities
Capital expenditures	(1,788)	(7,529)	(40,300)
Net cash used in investing activities	(1,788)	(7,529)	(40,300)

Financing activities
Borrowings under revolving credit facility	–	–	15,000
Payments on revolving credit facility	(2,250)	–	–
Financing fees paid	(152)	–	(108)
Net cash (used in) provided by financing activities	(2,402)	–	14,892

Net decrease in cash and cash equivalents	(1,170)	(11,035)	(1,312)
Cash and cash equivalents at beginning of period	38,407	49,442	50,754
Cash and cash equivalents at end of period	$ 37,237	$ 38,407	$ 49,442

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$ 25,354	$ 25,126	$ 50,268
Cash paid during the period for income taxes	$ –	$ –	$ –

The accompanying notes are an integral part of the consolidated financial statements.

4

Greektown Holdings, L.L.C.
Reconciliation of Net Loss to EBITDA (1)
(In thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended December 31,	Three Months Ended December 31,	Nine Months Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
	2013	2012	2013	2013	2012
Net loss	$ (9,733)	$ (9,516)	$ (19,731)	$ (11,155)	$ (23,795)
Interest expense	9,916	14,603	29,866	14,762	58,121
Income tax (benefit)/expense	(36,338)	1,672	(33,193)	1,746	6,938
Depreciation and amortization	6,016	7,641	18,516	7,595	32,264
Goodwill impairment	42,055	-	42,055	-	-
Other expense/(income)	70	323	(85)	188	622
EBITDA (1)	$ 11,986	$ 14,723	$ 37,428	$ 13,136	$ 74,150
Use tax refund	(1,048)	-	(1,048)	-	-
Ownership transition and termination benefit expenses	1,472	-	3,145	2,964	-
Refinancing expense	-	622	157	235	1,732
Adjusted EBITDA (1)	$ 12,410	$ 15,345	$ 39,682	$ 16,335	$ 75,882

(1) EBITDA (earnings before interest, taxes, depreciation and amortization and other income/expense) and Adjusted EBITDA are measurements not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Adjusted EBITDA represents EBITDA adjusted to eliminate (i) a refund of prior year use taxes, (ii) goodwill impairment charges, (iii) ownership transition and termination benefit expenses and (iv) certain costs, fees and expenses related to a prior proposed refinancing of our Senior Secured Notes. EBITDA and Adjusted EBTIDA are supplemental financial measures used by management, as well as industry analysts, to evaluate our operations. However, EBITDA and Adjusted EBITDA should not be construed as alternatives to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner. As a result, the company’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.